Exhibit 10.3

                                AGREEMENT OF SALE
                                -----------------

This AGREEMENT OF SALE is made this 23rd day of December, 1998 by and between Oak Tree Medical Practice, P.C., a New York Professional Corporation, having an address at 10155 Collins Avenue Bal Harbor, FL 33154 ("Oak Tree" or "Seller") and Rehabilitation Medicine Practice of N.Y., P.L.L.C., a New York Professional Limited Liability Company, having an address at 130 Williams Street New York, NY 10038 ("RMP" or "Purchaser").

                              W I T N E S S E T H:
                              --------------------

WHEREAS, Purchaser desires to acquire, and Seller desires to sell, the patient accounts receivable of Seller's physical therapy practice formerly located at 130 Williams Street New York, NY 10038 ("A/R"), hereinafter specified, upon the terms and conditions hereinafter set forth, and

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

1. Agreement To Sell. Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, all of the A/R of Seller's physical therapy practice formerly located at 130 Williams Street New York, NY 10038, including without limitation the following:

The Accounts Receivable listed in Exhibit A-1, such A/R having been generated by Seller from July 16, 1997 through November 2, 1998 and solely from Seller's practice formerly located at 130 Williams Street, New York, NY 10038.

2. Purchase Price. The purchase price to be paid by Purchaser shall be calculated as follows:

        The Parties agree that Seller shall satisfy, at or before closing, any liens which may be filed against the subject A/R, including but not limited to those filed by Reservoir Capital Corporation and PFS VI, Inc. Such lien satisfaction shall be evidenced by Purchaser's receipt of Seller's UCC-3 forms at or before Closing. Closing is contingent upon Purchaser's receipt of same on or before January 2, 1999

        Purchaser agrees that until Seller has collected the full amount of the payoff amount it paid to PFS VI, Inc., with a maximum allowance of Fifteen Thousand Dollars ($15,000.00), Seller shall be entitled to One Hundred Percent (100%) of all the subject A/R collected by Purchaser. In calculating such payoff amount, Reservoir Capital Corporation fees for escrowed Reserves and expenses, as per the Agreement between Seller and Reservoir Capital Corporation, shall not be counted as part of the total payoff figure. After Seller has collected such A/R to cover its PFS VI, Inc. lien payoff, Purchaser shall then be entitled to collect and retain One Hundred percent (100%) of all the subject A/R until such time as it has collected the total of Seller's PFS VI, Inc. payoff amount.

        Thereafter, RMP shall pay to Seller, on at least a biweekly basis, fifty percent (50%) of all A/R coming into its possession, through May 1, 1999. Subsequent to May 1, 1999, RMP shall pay to Seller, on at least a biweekly basis, forty percent (40%) of all A/R coming into its possession, until such time as all applicable A/R are collected.

        In the event that Seller obtains possession of Purchaser's A/R from any and all third party payors, which A/R may or may not be lumped or combined with other of Seller's receivables from its other locations, Seller shall forward a check for the full amount of Purchaser's A/R within five (5) days of receipt of such A/R, or upon such funds clearing Seller's bank, whichever is later. In the event Seller does not release Purchaser's A/R within five (5) days of receipt (or bank clearance) of same, Seller shall be liable to Purchaser for a penalty of twenty five percent (25%) of such payment due, in addition to such A/R.

Seller will retain all A/R collections received by Seller since December 22, 1998. Checks dated after closing shall belong to Purchaser.

        2A. Purchaser's A/R. The Parties agree that Purchaser will initially receive all Purchaser's A/R attributable to the 130 Williams Street practice and all Seller's A/R attributable to all of Seller's New York physical therapy practices at Purchaser's 130 Williams Street address.

        It is understood that the A/R received at Purchaser's address which are attributable to the 130 Williams Street practice, will belong to RMP. All other A/R will continue to belong to Oak Tree. After closing, Oak Tree will use its best efforts to notify its insurance company payors and patients that all future accounts attributable to Oak Tree's other physical therapy facilities should be paid to Oak Tree at another designated location.

        Purchaser agrees to provide, on a weekly basis, an appropriate accounting of all funds which are received by Purchaser. Such accounting shall include, but shall not be limited to, ledger reconciliations, bank statements and daily copies of all checks received. Purchaser agrees to apportion A/R payments coming into its possession as between its 130 Williams Street facility and Oak Tree's other facilities. Purchaser will reimburse Oak Tree for the apportionment of A/R due to Oak Tree but received by Purchaser. Both Parties shall have the right to audit each other's books and accounts pertaining to the A/R for the 130 Williams Street facility.

        In the event that RMP obtains possession of Seller's outside A/R attributable to Seller's other practices, which A/R may or may not be lumped or combined with RMP's A/R,

        RMP shall forward a check for the full amount of Seller's A/R within five (5) days of receipt of such A/R, or upon such funds clearing RMP's bank, whichever is later. In the event RMP does not release Seller's A/R within five (5) days of receipt (or bank clearance) of same, RMP shall be liable to Seller for a penalty of twenty five percent (25%) of such payment due, in addition to such A/R.

                 The provisions of Paragraphs 2 and 2A shall survive closing.

3. The Closing. The "closing" means the settlement of the obligations of Seller and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article 2 hereof and the delivery of the appropriate closing documents. The closing shall be held at the offices of Purchaser's attorneys and shall take place on or about Thursday, December 17, 1998 (the "closing date").

4. Closing Documents. At the closing Seller and Purchaser shall execute and deliver to each other the following documents:

        (a) an Assignment and Assumption of Assignment of the rights of Seller to the A/R;

        (b) certified copies of resolutions duly adopted by the Directors of Seller and Purchaser authorizing the sale and purchase the A/R and the performance by Seller and Purchaser of their obligations hereunder;

        (c) an opinion of Seller's counsel, Frederick C. Veit, Esq. dated as of the closing date, in form and substance satisfactory to Purchaser's counsel, stating such counsel's opinion that: (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of New York; (ii) Seller has full power and authority to enter into this agreement and perform its obligations hereunder; (iii) the execution and delivery of this agreement and the performance by Seller of its obligations hereunder have been duly authorized by the Directors of Seller and no further action or approval is required in order to constitute this agreement as the binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, insolvency or other laws affecting creditor's rights generally; (iv) the execution and delivery of this agreement and the performance by Seller of its obligations hereunder do not and will not violate any provision of the Seller's governing instruments; and (v) except as may be set forth in this agreement, such counsel is not representing Seller in any suit, action or proceeding against Seller which, if adversely determined, would prohibit the consummation of the transactions contemplated by this agreement

        (d) such other instruments and information in form and substance satisfactory to Purchaser's and Seller's attorneys as may be necessary or proper to transfer to Purchaser good and marketable title to all ownership interests in the A/R to be transferred under this agreement.

Except as expressly provided herein, Purchaser shall not be obligated to pay or perform any obligations or liabilities of Seller including without limitation obligations or liabilities of Seller to its creditors or any legal, accounting, brokerage or finder's fees or any taxes or other expenses in connection with this agreement or the consummation of the transactions contemplated hereby.

5. Closing Adjustments. Any errors or omissions in computing apportionments shall be corrected after the closing, with both parties fully cooperating.

6. Representations And Warranties Of Seller. Seller represents and warrants to Purchaser as follows:

        (a) Seller is a corporation duly organized and validly existing under the laws of New York, and is duly qualified to do business in New York. Seller has full power and authority to own its properties and to conduct its business as now carried on, and to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Seller of this agreement and the consummation of the transactions contemplated herein have been duly authorized by the Directors of Seller and will not conflict with or breach any provision of the governing instruments of Seller and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the A/R by reason of the provisions of any contract, lien, lease, agreement, instrument or judgment to which Seller is a party, or which is or purports to be binding upon Seller or which affects or purports to affect the Assets. No further action or approval is required in order to constitute this agreement the binding and enforceable obligation of Seller.

        (b) No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Seller to constitute this agreement the binding and enforceable obligation of Seller or to consummate the transactions contemplated hereby.

        (c) Seller is the owner of and has good and marketable title to the A/R, free of all liens, claims and encumbrances, except as set forth herein.

        (d) There are no violations, potential claims of violations or questions of irregularity regarding any law or governmental rule or regulation pending or, to the best of Seller's knowledge, threatened against Seller or the A/R. Seller has strictly complied with all laws and governmental rules and regulations applicable to the business or the A/R.

        (e) There are no judgments, liens, suits, actions or proceedings pending or, to the best of Seller's knowledge, threatened against Seller or the A/R. Neither Seller nor the A/R are a party to, subject to or bound by any agreement or any judgment or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance of this agreement, or which could prevent the carrying out of the transactions provided for in this agreement, or which could prevent the use by Purchaser of the A/R or adversely affect the conduct of the business by Purchaser.

        (f) Seller has not  entered  into,  and the A/R are not subject to, any:
        (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business; or (iv) similar contract or agreement affecting or relating to the A/R.

        (g) Seller has filed each tax return, including without limitation all income, excise, property, gain, sales, franchise and license tax returns, required to be filed by Seller prior to the date hereof. Each such return is true, complete and correct, and Seller has paid all taxes, assessments and charges of any governmental authority required to be paid by it and has created reserves or made provision for all taxes accrued but not yet payable. No government is now asserting, or to Seller's knowledge threatening to assert, any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to Seller.

        (h) That the aggregate amount owing on the Closing Date for the A/R sold to Purchaser hereunder will be the amount set forth on the Seller's Statement of the actual amount due;

        (i) That each A/R will, as of the close of business on the Closing Date, be owned by Seller free and clear of all liens, charges and encumbrances, and will then represent a valid and legally binding obligation of a bona fide customer of Seller, and each such obligation will then be enforceable by Seller in accordance with its terms;

        (j) That the Assignment, when executed and delivered to Purchaser by Seller, will then vest in Purchaser, Seller's entire right, title and interest in and to all of the A/R, and Seller will not have to sold, pledged, assigned, or transferred, and will not sell, pledge, assign, or transfer, the A/R to anyone other than Purchaser;

        (k) That the A/R are not now and will not hereafter be subject to any offset, counterclaim, or other defense;

        (l) If any of the foregoing covenants, representations or warranties in respect of any A/R shall prove to have been materially incorrect at the Closing Date or thereafter, or shall be materially breached, and such incorrectness or breach shall not be corrected prior to the Settlement Date in the calendar month after such incorrectness or breach became known to Seller or to Purchaser, then on such Settlement Date, Seller will pay to Buyer the unpaid balance of such A/R. Any amount paid by Seller under this provision shall be treated as a collection in the manner provided above and upon the receipt of such payment and all other amounts then due Purchaser, Purchaser shall resell such A/R to Seller without recourse, representation or warranty.

        (m) All of these covenants, representations and warranties shall survive the Closing hereunder and shall remain effective for the entire term of this Agreement. Seller's obligation to Purchaser under this Agreement shall not be affected by reason of the invalidity or illegality of any A/R.
7. Representations And Warranties Of Purchaser. Purchaser represents and warrants to Seller as follows:

        (a) Purchaser is a professional limited liability company organized under the laws of New York, and is duly qualified to do business in New York. Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Purchaser of this agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Purchaser and will not conflict with or breach any provision of the Certificate of Incorporation or governing documents of Purchaser. No further action or approval, corporate or otherwise, is required in order to constitute this agreement the binding and enforceable obligation of Purchaser.

        (b) No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Purchaser to constitute this agreement the binding and enforceable obligation of Purchaser or to consummate the transactions contemplated hereby.

8. Conditions To Closing. The obligations of Seller and Purchaser to close hereunder are subject to the following conditions:

        (a) All of the terms, covenants and conditions to be complied with or performed by Seller under this agreement on or before the closing shall have been complied with or performed in all material respects.

        (b) All representations or warranties of Seller and Purchaser herein are true in all material respects as of the closing date. Such representations and warranties shall also survive closing.

        (c) On the closing date, there shall be no liens or encumbrances against the A/R, except as provided for herein.

        (d) The business of the Seller will have been conducted only in the ordinary course of business.

        (e) Seller will supply, upon request by Purchaser representatives, such pertinent information as may be required by Purchaser in order to conduct its due diligence survey of Seller. It is agreed that any documents or information provided hereunder shall be kept in full and complete confidence.

        (f) The Closing is contingent upon the granting of Seller's factor's (PFS VI, Inc.) approval to release such factor's UCC/secured interest in the A/R being purchased.

9. Indemnification. Each party hereto shall indemnify and hold the other parties harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, incurred or required to be paid by such other parties by reason of any breach or failure of observance or performance of any representation, warranty, covenant or other provision (including lists and Exhibits) of this agreement by such party. Seller shall indemnify and hold Purchaser harmless against all actions, suits, proceedings, judgments, costs and expenses incurred by or levied against Purchaser, due to Seller's prior acts, omissions, negligence or other wrongful conduct. Purchaser shall similarly indemnify and hold Seller harmless for Purchaser's acts subsequent to closing.

10. Risk Of Loss. The risk of loss to the A/R sold hereunder, until the closing, is assumed and shall be borne by Seller. Seller agrees to keep its A/R fully insured against any loss to the date of closing.

11. Brokerage. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this agreement other than the broker, William Kedersha.

12. Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand, fax or by registered or certified mail, return receipt requested, with postage prepaid, to Seller's attorneys, Lifshutz, Polland & Associates, P.C. 675 Third Avenue Suite 2400 New York, NY 10017 Attn:
Mathew Levy, Esq., and to Purchaser's attorney, Frederick C. Veit, Esq., at 21 Gordon Avenue, Briarcliff Manor, NY 10510. The respective attorneys for the parties are hereby authorized to give any notice required or permitted hereunder and to agree to adjournments of the closing.

13. Survival. The representations, warranties and covenants contained herein or in any document, instrument, certificate or schedule furnished in connection herewith shall survive the delivery of the closing of sale and shall continue in full force and effect after the closing, except to the extent waived in writing.

14. Further Assurances. In connection with the transactions contemplated by this agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this agreement.

15. Changes Must Be In Writing. No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right. This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

16. Captions And Exhibits. The captions in this agreement are for convenience only and are not to be considered in construing this agreement. The Exhibits annexed to this agreement are an integral part of this agreement, and where there is any reference to this agreement it shall be deemed to include said Exhibits.

17. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.  Binding  Effect.  This  agreement  shall be  binding  upon and inure to the
benefit  of  the  parties  hereto  and  their   respective   heirs,   executors,
administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.



Seller:
Oak Tree Medical Practice, P.C.


By:  /s/ DOUGLAS SPIEL, M.D.
     ------------------------------
      Douglas Spiel, M.D.
      Director and Sole Shareholder



                                               ATTEST:

                                               By: /s/ ANDY FRIED
                                                   --------------
                                                   Andy Fried
                                                   Secretary



Purchaser:
Rehabilitation Medicine Practice of N.Y., P.L.L.C.


By:  /s/ ROBERT KRAMBERG
     -------------------
Name:
Title:



                                               ATTEST:

                                               By:
                                                   ----------------------------
                                               Name:
                                               Title: